Exhibit 4.1

EXECUTION VERSION

INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE (this “Agreement”), dated as of December 2, 2015, by and among Synchrony Credit Card Master Note Trust (formerly known as GE Capital Credit Card Master Note Trust), a Delaware statutory trust (“Owner”), GENERAL ELECTRIC CAPITAL LLC, a Delaware limited liability company (formerly known as General Electric Capital Corporation, the “Resigning Servicer”) and SYNCHRONY FINANCIAL, a Delaware corporation (the “Successor Servicer”).

RECITALS

WHEREAS, Owner and Resigning Servicer are parties to a Servicing Agreement dated as of June 27, 2003 (as amended, the “Servicing Agreement”);

WHEREAS, the Resigning Servicer wishes to resign as Servicer under the Servicing Agreement; the Owner wishes to appoint the Successor Servicer to succeed the Resigning Servicer as Servicer under the Servicing Agreement; and the Successor Servicer wishes to accept its appointment as Servicer under the Servicing Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants and promises herein, the receipt and sufficiency of which is hereby acknowledged, the Owner, the Resigning Servicer and the Successor Servicer agree as follows:

ARTICLE ONE

THE RESIGNING SERVICER

Section 1.          Definitions. Capitalized terms used in this Agreement and not otherwise defined herein are used as defined in the Servicing Agreement.

Section 2.          Resignation. Pursuant to Section 6.1(d) of the Servicing Agreement, the Resigning Servicer hereby notifies the Owner that the Resigning Servicer is hereby resigning as Servicer under the Servicing Agreement, effective as of the Effective Time. The Owner hereby consents to the resignation of the Resigning Servicer.

Section 3.          Appointment. Effective as of the Effective Time, the Owner hereby appoints the Successor Servicer as Servicer under the Servicing Agreement and confirms to the Successor Servicer all the rights, powers, trusts and duties of the Servicer under the Servicing Agreement.

Section 4.          Acceptance of Appointment. (a) The Successor Servicer hereby accepts its appointment as Servicer under the Servicing Agreement, effective as of the Effective Time, and agrees to perform the duties and obligations set forth therein and shall hereby be vested with all the rights, powers, trusts and duties of the Servicer under the Servicing Agreement.

(b)   This Agreement shall not constitute (i) a waiver by any of the parties hereto of any obligation or liability which Resigning Servicer may have incurred in connection with its services as Servicer under the Servicing Agreement or (ii) an assumption by Successor Servicer of any liability of Resigning Servicer arising out of a breach by Resigning Servicer of its duties under the Servicing Agreement. This Agreement does not constitute a waiver or assignment by Resigning Servicer of any compensation, reimbursement, expenses or indemnity to which it is or may be entitled pursuant to the Servicing Agreement.

RSAA

Section 5.          Cooperation Regarding Annual Reporting for 2015. Notwithstanding the resignation of the Resigning Servicer, the Resigning Servicer shall deliver the reports and fulfill the other obligations of the Servicer described in Sections 2.8 and 2.9 of the Servicing Agreement as they relate to the period during which the Resigning Servicer was acting as Servicer. Notwithstanding the termination of the Sub-servicing Agreement dated as of July 30, 2014 (the “Sub-Servicing Agreement”), between the Resigning Servicer and the Successor Servicer, the Successor Servicer will deliver to Resigning Servicer a representation letter substantially in the form attached to the Sub-Servicing Agreement as Exhibit B, and shall provide, upon request of the Resigning Servicer, any and all reports, certifications, records, attestations and other information necessary in the good faith determination of the Resigning Servicer to permit the Resigning Servicer to comply with Sections 2.8 and 2.9 of the Servicing Agreement with respect to the period during which the Resigning Servicer was acting as Servicer.

Section 6.          Representations of Successor Servicer. The Successor Servicer hereby represents and warrants to the Resigning Servicer and to the Owner that:

(a)  The Successor Servicer is qualified and eligible under Section 6.2 of the Servicing Agreement to act as Servicer under the Servicing Agreement.

(b)  This Agreement has been duly authorized, executed and delivered on behalf of the Successor Servicer and constitutes its legal, valid and binding obligation.

Section 7.          No Proceedings. From and after the date hereof and until the date one year plus one day following the date on which the outstanding balances of all Transferred Receivables have been reduced to zero, the Successor Servicer shall not, directly or indirectly, institute or cause to be instituted against the Owner a case under any Debtor Relief Law; provided that the foregoing shall not in any way limit the Successor Servicer’s right to pursue any other creditor rights or remedies that the Successor Servicer may have under any applicable law.

Section 8.          Notices. For the purposes of Section 8.1 of the Servicing Agreement, all notices, whether faxed or mailed, will be deemed received by the Successor Servicer as provided in Section 8.1 of the Servicing Agreement when sent pursuant to the following instructions:

Synchrony Financial

777 Long Ridge Road, Building B
Stamford, Connecticut 06927

Attention: Treasurer

Section 9.          Limitation of Liability of the Trustee. Notwithstanding anything contained herein to the contrary, this instrument has been countersigned by BNY Mellon Trust of Delaware, not in its individual capacity but solely in its capacity as Trustee of the Owner, and in no event shall BNY Mellon Trust of Delaware, in its individual capacity, or any beneficial owner of the Owner have any liability for the representations, warranties, covenants, agreements or other obligations of the Owner hereunder, as to all of which recourse shall be had solely to the assets of the Owner. For all purposes of this Agreement, in the performance of any duties or obligations of the Owner thereunder, the Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement, including Article VII.

2	RSAA

(c)          In furtherance of the foregoing resignation, appointment and acceptance, each reference in the Servicing Agreement to General Electric Capital Corporation or GE Capital, as Servicer, shall be deemed to be a reference to Synchrony Financial, as Successor Servicer, including, without limitation, the references thereto in clause (a) of Section 1.2 and Section 2.10 of the Servicing Agreement.

Section 10.         Miscellaneous. (a) This Agreement is entered into and the resignation, appointment and acceptance effected hereby shall be effective as of 1:00 a.m. (New York time) on December 2, 2015 (the “Effective Time”); provided, that (i) each of the Owner, the Resigning Servicer and the Successor Servicer shall have executed a counterpart to this Agreement, and (ii) the Successor Servicer shall have entered into an Established Servicer Performance Guaranty and shall have delivered a copy thereof to the Owner.

(b) THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401(1) OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(c) This Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

SYNCHRONY CREDIT CARD MASTER NOTE TRUST

By: BNY Mellon Trust of Delaware, not in its individual capacity, but solely on behalf of the Owner

By:	/s/ Kristine K. Gullo
Name: Kristine K. Gullo
Title: Vice President

Signature Page to RSAA

SYNCHRONY FINANCIAL, as Successor Servicer

By:	/s/ Eric Duenwald
Name: Eric Duenwald
Title: Treasurer

Signature Page to RSAA

GENERAL ELECTRIC CAPITAL LLC, as Resigning Servicer

By:	/s/ Thomas A. Davidson
Name: Thomas A. Davidson
Title: Authorized Signatory

Signature Page to RSAA